As filed with the Securities and Exchange Commission on April 23, 1997

                                    Registration No. 333-___________

                  SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON D.C. 20549

                               FORM S-8
                        REGISTRATION STATEMENT
                                 Under
                      THE SECURITIES ACT OF 1933
                       SMT HEALTH SERVICES INC.
        (Exact name of registrant as specified in its charter)

             Delaware                           25-1672183
   (State or jurisdiction of                  (I.R.S. Employer
  incorporation or organization)            Identification No.)

                          10521 Perry Highway
                      Wexford, Pennsylvania 15090
               (Address of principal executive offices)


                        SMT HEALTH SERVICES INC.
                    1991 DIRECTORS STOCK OPTION PLAN
                       FOR NONEMPLOYEE DIRECTORS
                       (Full title of the plan)


                  David A. Zynn, Chief Financial Officer
                        SMT Health Services Inc.
                          10521 Perry Highway
                      Wexford, Pennsylvania 15090
                 (Name and address of agent for service)

                              412-933-3300
                 (Telephone number of agent for service)

                      Copies of communications to:
                           Ronald Basso, Esquire
                Buchanan Ingersoll Professional Corporation
                            One Oxford Centre
                       301 Grant Street, 20th Floor,
                   Pittsburgh, Pennsylvania 15219-1410
                              412-562-3943




                     CALCULATION OF REGISTRATION FEE

Title of Securities To Be  Amount to   Proposed    Proposed      Amount of
Registered(1)              Be          Maximum     Maximum       Registration
                           Registered  Offering    Aggregate     Fee
                                       Price Per   Offering
                                       Share       Price

Common Stock (par value
$.01 per share)            44,940      $8.375 (1)  $376,373 (1)  $114 (1)


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h). In accordance with Rule 457(h), such price is the high and low sale prices for the Common Stock as quoted on the Nasdaq National Market on March 31, 1997.





  Incorporation of Prior Registration Statement by Reference

     SMT Health Services Inc. (the "Corporation") hereby incorporates by reference into this Registration Statement the information contained in the Corporation's earlier Registration Statement, File No. 33-61600, relating to the Corporation's 1991 Directors Stock Option Plan for Nonemployee Directors.




                               SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Borough of Wexford, Commonwealth of Pennsylvania, on the 23 day of April, 1997.

                               SMT HEALTH SERVICES INC.
                               (Registrant)


                               By: /s/ Jeff D. Bergman

                               Jeff D. Bergman, Chairman, Chief
                               Executive Officer and President


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signatures" constitutes and appoints Jeff D. Bergman, Daniel Dickman and David A. Zynn, or any of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, please and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signatures                    Title                    Date

___/s/ Jeff D. Bergman____       Chairman, Chief Executive     April 23, 1997
   Jeff D. Bergman                 Officer and President

___/s/ David A. Zynn______       Chief Financial Officer       April 23, 1997
   David A. Zynn                 and Chief Accounting Officer

___/s/ Daniel Dickman_____       Executive Vice President      April 23, 1997
   Daniel Dickman                  and Director

___/s/ Alan Novich________       Director                      April 23, 1997
   Alan Novich

___/s/ Gerald Cohn________       Director                      April 23, 1997
   Gerald Cohn

___/s/ David J. Malone____       Director                      April 23, 1997
   David J. Malone




EXHIBIT INDEX


  Exhibit No.                                          Sequential Page Number
                                                           or Reference

5.1      Opinion of Buchanan Ingersoll Professional
         Corporation as to the legality of the
         securities being registered                   Filed herewith.


23.1     Consent of Independent Public Accountant      Filed herewith.


23.2     Consent of Buchanan Ingersoll Professional
         Corporation                                   Contained in Opinion
                                                       filed as Exhibit 5.1










                                                                 Exhibit 5.1

                                April 23, 1997



Board of Directors
SMT Health Services Inc.
10521 Perry Highway
Wexford, PA  15090

Gentlemen:

     We have acted as counsel to SMT Health Services Inc., a Delaware corporation (the "Corporation"), in connection with the proposed issuance by the Corporation of an additional 44,940 shares of the Corporation's common stock, par value $.01 per share (the "Common Stock"), pursuant to the terms of the 1991 Directors Stock Option Plan for Nonemployee Directors (the"Plan").

     In connection with such proposed issuance, we have examined the Plan, the Certificate of Incorporation of the Corporation, as amended and restated, the minutes of the proceedings of the Corporation, the Registration Statement on Form S-8 covering the issuance of the shares, and such other documents, records, certificates of public officials, statutes and decisions as we consider necessary to express the opinions contained herein. In the examination of such documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to those original documents of all documents submitted to us as certified or photostatic copies.

     Based on the foregoing, we are of the opinion that when the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission and when the Common Stock has been duly issued and delivered pursuant to the terms of the Plan, such shares of Common Stock will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                           BUCHANAN INGERSOLL PROFESSIONAL CORPORATION

                           By: /s/  Ronald Basso





                                                                Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS


We consent to incorporation by reference in the registration statement on Form S-8 of SMT Health Services Inc. of our report dated January 31, 1997, except as to Note 18 which is as of March 4, 1997, relating to the consolidated balance sheets of SMT Health Services Inc. and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of earnings, changes in stockholders equity, and cash flows for each of the years in the three year period ended December 31, 1996, and the related schedule, which report appears in the December 31, 1996 annual report on Form 10-K of SMT Health Services Inc.



KPMG Peat Marwick  LLP
Pittsburgh, Pennsylvania
April 23, 1997